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Exhibit 4(e)

PROTECTIVE LIFE INSURANCE COMPANY        P. O. BOX 2606        BIRMINGHAM, ALABAMA    35202-2606

NET AMOUNT AT RISK FEE ENDORSEMENT
FOR
VARIABLE ANNUITY DEATH BENEFIT RIDERS

        We are adding the following provisions to the Variable Annuity Death Benefit Rider attached to your Contract:

        Benefit Cost—The cost for the death benefit is based on its Net Amount at Risk. Net Amount at Risk is defined as the amount by which the death benefit exceeds the Contract Value.

        Monthly Fee—Once each month beginning with the 13th month after the Effective Date and continuing as long as the Variable Annuity Death Benefit Rider is in force, we will calculate the fee for the death benefit and deduct that amount from the Contract Value. The monthly fee is calculated as of the end of the Valuation Period that includes the same day of the month as the Effective Date, or the last Valuation Period of the month if that date does not occur during the month for which the fee is being calculated. The fee is deducted from the Contract Value as of the next Valuation Period.

        Calculating the Monthly Fee—We calculate the monthly fee by first dividing the Net Amount at Risk by 1000, and multiplying that number by a NAR factor that is based on the oldest Owner's Age and gender as shown in the table on the following page.

Monthly Fee = NAR/1000 × f, where

    NAR = is the Net Amount at Risk as of the calculation date; and

    f = is the Net Amount at Risk factor.

        The monthly fee will vary as a result of fluctuations in the value of the death benefit and Contract Value, as well as Age based increases in the Net Amount at Risk factor. The monthly fee will be $0 anytime the death benefit equals the Contract Value as of the Valuation Period during which the monthly fee is calculated.

        Deducting the Monthly Fee—We will deduct the monthly fee as of the Valuation Period immediately following the Valuation Period during which it was calculated. The monthly fee will be deducted pro rata from the Allocation Options in the same proportion that the value of the Allocation Option bears to the total Contract Value. We will not assess a surrender charge on these deductions and the deductions will not reduce any penalty free surrender amount available under the Contract.

        Signed for the company and made a part of the contract as of the Effective date.

PROTECTIVE LIFE INSURANCE COMPANY

Secretary

NET AMOUNT AT RISK FACTORS

        This table shows the guaranteed maximum cost for each $1,000 of Net Amount at Risk associated with the Variable Annuity Death Benefits based on the Oldest Owner=s Gender and Age on the date the monthly charge is being determined.

AGE	MALE		FEMALE		AGE	MALE		FEMALE
50 & under	{$	0.25034}	{$	0.25034}	73	{$	2.53505}	{$	2.53505}
51	{$	0.50138}	{$	0.50138}	74	{$	2.53505}	{$	2.53505}
52	{$	0.50138}	{$	0.50138}	75	{$	2.53505}	{$	2.53505}
53	{$	0.50138}	{$	0.50138}	76	{$	3.82964}	{$	3.82964}
54	{$	0.50138}	{$	0.50138}	77	{$	3.82964}	{$	3.82964}
55	{$	0.50138}	{$	0.50138}	78	{$	3.82964}	{$	3.82964}
56	{$	0.50138}	{$	0.50138}	79	{$	3.82964}	{$	3.82964}
57	{$	0.50138}	{$	0.50138}	80	{$	3.82964}	{$	3.82964}
58	{$	0.50138}	{$	0.50138}	81	{$	5.09893}	{$	5.09893}
59	{$	0.50138}	{$	0.50138}	82	{$	5.71812}	{$	5.71812}
60	{$	0.50138}	{$	0.50138}	83	{$	6.34158}	{$	6.34158}
61	{$	1.00554}	{$	1.00554}	84	{$	6.96937}	{$	6.96937}
62	{$	1.00554}	{$	1.00554}	85	{$	7.60156}	{$	7.60156}
63	{$	1.00554}	{$	1.00554}	86	{$	8.37522}	{$	8.37522}
64	{$	1.00554}	{$	1.00554}	87	{$	9.15558}	{$	9.15558}
65	{$	1.00554}	{$	1.00554}	88	{$	9.94277}	{$	9.94277}
66	{$	1.47016}	{$	1.47016}	89	{$	10.73689}	{$	10.73689}
67	{$	1.47016}	{$	1.47016}	90	{$	11.53809}	{$	11.53809}
68	{$	1.47016}	{$	1.47016}	91	{$	12.96964}	{$	12.96964}
69	{$	1.47016}	{$	1.47016}	92	{$	14.42441}	{$	14.42441}
70	{$	1.47016}	{$	1.47016}	93	{$	15.90318}	{$	15.90318}
71	{$	2.53505}	{$	2.53505}	94	{$	17.40681}	{$	17.40681}
72	{$	2.53505}	{$	2.53505}	95	{$	18.93618}	{$	18.93618}

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  Exhibit 4(e)